UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2001

SOLECTRON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State of Other Jurisdiction of Incorporation)

1-11098	94-2447045
(Commission File Number)	(IRS Employer Identification Number)

777 Gibraltar Drive
Milpitas, California    95035
(Address of principal executive offices including zip code)

408-957-8500
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

ITEM 5. Other Events

On August 27, 2001, the Registrant issued a press release regarding its appointment of new Chief Financial Officer and Senior Vice President Kiran Patel. The press release in its entirety follows:
Media Contacts: Kevin Whalen Solectron Corporation (408) 956-6854 (U.S.) kevinwhalen@ca.slr.com	Analysts Contacts: Thomas Alsborg Solectron Corporation (408) 956 6614 (U.S.) thomasalsborg@ca.slr.com

For Immediate Release: August 27, 2001

MILPITAS, Calif. -- Solectron Corporation (NYSE: SLR), the world's leading provider of electronics manufacturing and supply-chain management services, announced today that Kiran Patel has joined the company as a senior vice president and officer. Effective Sept. 1, Patel will become Solectron's chief financial officer and assume responsibility for Solectron's legal department.

Susan Wang, senior vice president and current chief financial officer, will transition her financial and legal duties to Patel and will focus her full-time attention on the company's increasing new business development activities, which include negotiating customer outsourcing agreements, mergers and acquisitions. Wang, an officer of the company and corporate secretary, will take on a new role as senior vice president, business development, and will report directly to the chief executive officer. Wang currently leads both the global finance and business development functions, as well as the company's legal department.

"This is another step in meeting our ongoing objective to further deepen our leadership team as the needs and scope of our business continue to grow," said Ko Nishimura, Solectron chairman, president and chief executive officer. "Susan has done an absolutely tremendous job of building a strong finance organization and of helping develop and execute our business strategy. She will continue her vital role in the company by dedicating her energies to Solectron's increasing business development initiatives, which are key elements of our growth strategy.

"Kiran's strong leadership record gives us the confidence to make these changes. In addition to being an experienced chief financial officer of a global company, he has expertise in logistics, strategic planning, international operations and electrical engineering, and he has worked extensively with the financial community," Nishimura said. "He has the skills, experience and perspective required to help ensure Solectron's continued success, and he will be an excellent addition to our senior team."

Patel joins Solectron after an extensive career with Cummins Inc., a worldwide designer and manufacturer of diesel and natural gas engines, engine components and subsystems. In 27 years with that company, Patel held leadership positions in finance and operations. He also led a number of business operating units, including the company's Brazil subsidiary, and its Atlas Inc. and Fleetguard Inc. units. Most recently, Patel was executive vice president and chief financial officer from 1996 through 2000. He left Cummins last fall to become chief financial officer of iMotors, Inc., a privately held online seller of pre-owned automobiles. Patel, a certified public accountant, earned a bachelor's degree in electrical engineering and a master's degree in business administration from the University of Tennessee.

Wang joined Solectron in 1984 as manager of finance, after serving as manager of financial services for Xerox Corporation. In 1986, she was promoted to vice president of finance and chief financial officer, and she was instrumental in taking Solectron public in 1989. In 1990, Wang became senior vice president and she has served as corporate secretary since 1992. Among Wang's many major accomplishments at Solectron, she took a leadership role in developing the electronic manufacturing services industry's first asset divestiture model in 1992 - an approach that has helped drive Solectron's significant growth over the last decade.

About Solectron

Solectron (www.solectron.com), the world's leading supply-chain facilitator, provides a full range of manufacturing and supply-chain management services to the world's premier high-tech electronics companies. Solectron's offerings include new-product design and introduction services, materials management, high-tech product manufacturing, and product warranty and end-of-life support. Solectron, based in Milpitas, Calif., is the first two-time winner of the Malcolm Baldrige National Quality Award for manufacturing.

SOLECTRON CORPORATION

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SOLECTRON CORPORATION (Registrant)

By:	/s/ Susan S. Wang

Susan S. Wang
Senior Vice President, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)